EXHIBIT 10.2

Execution Version

AMENDMENT NO. 7 TO SLOT RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 7 TO SLOT Receivables Purchase Agreement (this “Amendment”), dated as of March 1, 2016 (the “Effective Date”), is entered into by and among: (a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”), (b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as initial Servicer (the “Servicer”, and together with Seller, the “Seller Parties”), and (c) Wells Fargo Bank, National Association, a national banking association, individually (“Wells Fargo” and, together with its successors and permitted assigns, the “SLOT Purchaser”), and as agent for the SLOT Purchaser (in such capacity, together with its successors and assigns in such capacity, the “SLOT Agent”), and is consented to by JPMorgan Chase Bank, N.A., as First Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “First Lien Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement (hereinafter defined).
W I T N E S S E T H :
WHEREAS, Tenneco Operating and Seller are parties to that certain Receivables Sale Agreement, dated as of October 31, 2000, between Tenneco Operating, as seller, and Seller, as purchaser, as heretofore amended, and The Pullman Company, a Delaware corporation (“Pullman”) and Seller are parties to that certain Receivables Sale Agreement, dated as of December 27, 2000, between Pullman, as seller, and Seller, as purchaser, as heretofore amended (collectively, the “Receivables Sale Agreements”);
WHEREAS, Seller, Servicer, the SLOT Purchaser and the SLOT Agent are parties to that certain SLOT Receivables Purchase Agreement dated as of March 26, 2010 (as amended or otherwise modified from time to time, the “Agreement”);
WHEREAS, Seller, Servicer, the First Lien Agent and the SLOT Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”);
WHEREAS, pursuant to the Receivables Sale Agreements, the Originators have sold, assigned, transferred, set-over and otherwise conveyed to the Seller, and the Seller has acquired from the Originators, certain Receivables denominated or payable in Canadian dollars (the “Reassignment Receivables”), all Related Security with respect to such Reassignment Receivables and all Collections with respect to, and other proceeds of, such Reassignment Receivables (collectively, the “Reassignment Receivables Assets”);
WHEREAS, pursuant to the First Lien Receivables Purchase Agreement and the Agreement, the Seller has sold, assigned, transferred and conveyed all of the Seller’s right, title and interest in and to the Reassignment Receivables Assets;
WHEREAS, the Seller has requested that the SLOT Purchaser sell, assign, transfer and reconvey all of its right, title and interest in such Reassignment Receivables Assets;

WHEREAS, the SLOT Purchaser, on the terms and conditions set forth herein, agrees to sell, assign, transfer and reconvey all of its right, title and interest in and to all of the Reassignment Receivables Assets;
WHEREAS, the Originators have requested that they be permitted to purchase the Reassignment Receivables Assets and each Collection Account and Lock-Box listed on Annex I hereto (collectively, the “Reassignment Assets”), and the Seller desires to sell, assign, transfer and reconvey to the Originators such Reassignment Assets;
WHEREAS, the Seller Parties wish to amend the Agreement on the terms and subject to the conditions hereinafter set forth; and
WHEREAS, the SLOT Purchaser and SLOT Agent are willing to agree to, and the First Lien Agent is willing to consent to, such amendments subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.     Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Receivables Sale Agreement or the Agreement, as applicable.
2.     Amendment. Upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Agreement is amended as of the Effective Date as follows:
Exhibit IV to the Agreement is amended and restated in its entirety as set forth on Annex II hereto. From and after the date hereof, each reference to “Exhibit IV” in the Agreement shall mean and be a reference to Annex II attached hereto.
3.     Reassignment of Assets.
(a)    Subject to the Seller’s receipt of fair market value as determined by the parties (the “Transfer Price”) in accordance with the terms hereof and the Seller’s and Tenneco Operating’s agreements in this Section 3(a) and in Section 3(b) below, the SLOT Purchaser does hereby sell, assign, transfer and reconvey to the Seller without recourse, representation or warranty (other than the absence of any adverse claim created by it) all of its right, title and interest (including its SLOT Interest) in and to the Reassignment Receivables Assets. The Seller hereby agrees that except as set forth above the Seller shall have no recourse against the SLOT Purchaser with respect to the Reassignment Receivables Assets.
(b)    Each of the Seller and Tenneco Operating, as Servicer, agrees to hold the Transfer Price in accordance with the provisions of the First Lien Receivables Purchase Agreement and the Agreement relating to Collections and to apply the Transfer Price as Collections for purposes of the First Lien Receivables Purchase Agreement and the Agreement on the date hereof (which application may be on a net, non-cash basis) and the SLOT Agent and the SLOT Purchaser agree to such application.

(c)    Subject to the Seller’s receipt of the Transfer Price, the Seller does hereby sell, assign, transfer and reconvey to each of the Originators, as applicable, without recourse, representation or warranty, for the Transfer Price, all of the Seller’s right, title and interest in and to the Reassignment Assets, in each case to the Originator who initially sold, transferred, assigned and/or contributed such Reassignment Assets. Each of the SLOT Agent and the SLOT Purchaser hereby consent to such sale, assignment, transfer and reconveyance.
(d)    Each party hereto agrees that, at any time and from time to time, upon the written request of any other party hereto and at the expense of the Originators, it will execute, authorize and deliver such further documents and do such further acts and things as the requesting party may reasonably request in order to effect the purposes of this Section 3.
4.    Certain Representations. In order to induce the SLOT Agent and the SLOT Purchaser to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the SLOT Agent and the SLOT Purchaser as follows: (a) the execution and delivery by it of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part, (b) this Amendment has been duly executed and delivered by it, (c) each of its representations and warranties set forth in Article V of the Agreement is true and correct as of the date hereof in all material respects as though made on and as of such date (except for such representations and warranties that speak only as of an earlier date), it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold, and (d) as of the date hereof, no event has occurred and is continuing that would constitute a Amortization Event or a Potential Amortization Event.
5.     Effective Date. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent: (a) The SLOT Agent shall have received counterparts hereof, duly executed by each of the parties hereto and consented to by the First Lien Agent; (b) the SLOT Agent’s counsel shall have received payment in full of its reasonable and documented legal fees and disbursements; and (c) each of the representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.
6.    Ratification. Except as expressly modified hereby, the Agreement is hereby ratified, approved and confirmed in all respects.
7.     References to Agreement. From and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.
8.     Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the SLOT Agent, including Barnes & Thornburg LLP, which attorneys may also be employees of the SLOT Agent) incurred by the SLOT Agent in connection with the preparation, execution and enforcement of this Amendment.

9.     CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
10.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.
11.    Acknowledgement of Release of Control Agreement. The SLOT Agent hereby acknowledges the termination on the date hereof by the First Lien Agent of the Four Party Agreement Related to Lockbox Services, dated as of January 26, 2006, among Tenneco Operating, Seller, the First Lien Agent and The Bank of Nova Scotia.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Second Lien Agent

By:        /s/ MICHAEL J LANDRY
Name:     Michael J. Landry
Title:     Vice President

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation, as Seller

By:    /s/ PAUL D NOVAS
Name:    Paul D. Novas
Title:    President

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation, as Servicer

By:    /s/ PAUL D NOVAS
Name:    Paul D. Novas
Title:    Vice President, Finance

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation, as Performance Guarantor

By:    /s/ PAUL D NOVAS
Name:    Paul D. Novas
Title:    Vice President, Finance

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, N.A.,
as First Lien Agent

By:    /s/ CORINA MILLS
Name:    Corina Mills
Title:    Executive Director